Exhibit 10.4.1


            1983 UNION CARBIDE BONUS DEFERRAL PROGRAM


                        Table of Contents

Section 1:     Purpose                                          1

Section 2:     Definitions                                      1

        2.1:     Beneficiary                                    1
        2.2:     Committee                                      1
        2.3:     Corporation                                    1
        2.4:     Employee and Eligible Employee                 1
        2.5:     Disability                                     1
        2.6:     Participant                                    1
        2.7:     Retirement Date                                1
        2.8:     Date of Deferral                               2

Section 3:     Administration                                   2

Section 4:     Eligibility To Participate                       2

Section 5:     Election To Participate                          2

Section 6:     Payments to Participants
                 and Beneficiaries                              2

        6.1:     Normal Payments                                2
        6.2:     Alternate Payments                             3
        6.3:     Payment Dates of Annual Payments
                 after the Initial Payment                      3
        6.4:     Payments upon Disability                       3
        6.5:     Payments upon Death                            4
        6.6:     Committee's Right To Commute Annual
                 Payments                                       4
        6.7:     Payment upon Termination of
                 Employment                                     4
        6.8:     Payment upon Showing of
                 Hardship                                       4
        6.9:     Payments upon Program Termination              5

               A:     Program Termination on or
                      before November 30, 1984                  5
               B:     Program Termination after
                      November 30, 1984                         5
               C:     Effective Date                            6
               D:     Meaning of "already become
                      entitled to payment"                      6

       6.10:     Reduction of Payments                          6

Section 7:     Beneficiary                                      6

Section 8:     General Provisions                               7

        8.1:     Prohibition of Assignment
                 or Transfer                                    7

        8.2:     Program Not To Be Funded                       7
        8.3:     Effect of Participation                        7
        8.4:     Communications To Be in Writing                7
        8.5:     Absence of Liability                           7
        8.6:     New York Law To Govern                         7
        8.7:     Amendment                                      8

            1983 UNION CARBIDE BONUS DEFERRAL PROGRAM


Section 1:  Purpose

     Section 5.3 of the 1979 Union Carbide Incentive Compensation Plan (the "1979 Plan") provides that the Committee administering the 1979 Plan may defer payment of some or all annual bonus awards to such date, and upon such terms and conditions, as the Committee may designate. The Committee has not previously deferred payment of any bonus awards or designated terms and conditions for deferrals. The purpose of the 1983 Union Carbide Bonus Deferral Program (the "Program") is to provide a procedure, as authorized by the 1979 Plan, by which certain potential recipients may elect to defer a portion or all of their 1983 bonus awards under the 1979 Plan.


Section 2:  Definitions

     2.1: "Beneficiary" means the person, persons or estate entitled (as determined under Section 7) to receive payment under the Program following a Participant's death.

     2.2:  "Committee" means the Compensation and Management
Development Committee from time to time serving and appointed by the Board of Directors of the Corporation.

     2.3:  "Corporation" means Union Carbide Corporation, a New
York corporation, and any successor thereof by merger, consolidation or otherwise.

     2.4: "Employee" means a person who is a common law employee of the Corporation or any of its subsidiary corporations, and "Eligible Employee" means a person who was an Employee on November 23, 1983 or who thereafter became an Employee, and who is offered an opportunity to participate in the Program as provided in Section 4.

     2.5: "Disability" means a Participant's total physical or mental inability to perform any work for compensation or profit in any occupation for which the Participant is reasonably qualified by reason of training, education or ability, and which inability is adjudged to be permanent, as determined by the Committee.

     2.6: "Participant" means an Eligible Employee who elects under the Program to defer a portion or all of the Employee's
1983 bonus award, if one were to be paid, and who is in fact subsequently awarded a 1983 bonus award.

     2.7: "Retirement Date" means the earliest date on which a Participant could have retired with the right to receive immediately a non-actuarially reduced pension under the Corporation's Retirement Program.

     2.8: "Date of Deferral" means the date on which the Corporation issues checks for 1983 bonus awards.


Section 3:  Administration

     The Committee shall supervise the administration and interpretation of the Program, may establish administrative regulations to further the purpose of the Program and shall take any other action necessary to the proper operation of the Program. All decisions and acts of the Committee shall be final and binding upon all Participants, their Beneficiaries and all other persons.


Section 4:  Eligibility To Participate

     All Employees eligible to be awarded bonuses for the 1983 plan year under the 1979 Plan shall be offered an opportunity to participate in the Program ("Eligible Employee").


Section 5:  Election To Participate

     On and after December 5, 1983, Eligible Employees shall be informed of the opportunity to participate in the Program, and the terms and conditions of participation. An Eligible Employee choosing to participate must make an irrevocable election to do so not later than December 31, 1983, and otherwise in accordance with such procedures as may be established. Participation, and the right to receive payment under the Program, shall become effective on and after the Deferral Date.


Section 6:  Payments to Participants and Beneficiaries

     6.1:  Normal Payments.  A Participant, who remains an
Employee at least until the Participant's Retirement Date, shall be entitled to 15 annual Normal Payments, commencing within 120 days following the latest of:

          (a)     the date of actual retirement,

          (b)     the Participant's 65th birthday, or

          (c)     ten years following the Date of Deferral.

Payments shall be made in accordance with the following table
(unless the Participant has elected the Alternate Payments
provided by Section 6.2):
                    Annual 15-Year                         Approximate
                     Payment for                          Rate of Return
                    Each $1,000 of                      Calculated through
Age on               Bonus Award        Total of        Receipt of the Last
December 31, 1983      Deferred      Annual Payments   of 15 Annual Payments
     35                $3,927           $58,905               12.00%
     36                 3,560            53,400               12.05
     37                 3,224            48,360               12.10
     38                 2,918            43,770               12.15
     39                 2,638            39,570               12.20
     40                 2,383            35,745               12.25
     41                 2,150            32,250               12.30
     42                 1,939            29,085               12.35
     43                 1,746            26,190               12.40
     44                 1,572            23,580               12.45
     45                 1,413            21,195               12.50
     46                 1,256            18,840               12.55
     47                 1,140            17,100               12.60
     48                 1,022            15,330               12.65
     49                   916            13,740               12.70
     50                   820            12,300               12.75
     51                   733            10,995               12.80
     52                   655             9,825               12.85
     53                   585             8,775               12.90
     54                   522             7,830               12.95
     55 or older          465             6,975               13.00


     6.2: Alternate Payments. In lieu of the Normal Payments provided by Section 6.1, a Participant, who remains an Employee at least until the Participant's Retirement Date, and who irrevocably so elects at the time the election to participate is made, shall be entitled to 15 annual Alternate Payments, commencing within 120 days following the latest of:

          (a)     the date of actual retirement,

          (b)     the Participant's 62nd birthday, or

          (c)     seven years following the Date of Deferral.

Alternate Payments may not commence more than 36 months earlier than Normal Payments would have commenced. If Alternate Payments commence earlier than Normal Payments would have commenced, the Alternate Payments shall be the amount of the applicable Normal Payments reduced by .4167 percent (.004167) for each month of early commencement.

     6.3:  Payment Dates of Annual Payments after the Initial
Payment. All annual Normal or Alternate Payments after the initial payment shall be made on April 1, commencing on the April
1 next following the date the initial payment was due in accordance with Section 6.1 or 6.2.

     6.4: Payments upon Disability. A Participant determined by the Committee to have suffered a Disability while an Employee, as defined in Section 2.5, shall be entitled to 15 annual Normal Payments (or 15 annual Alternate Payments if the Participant so elected). Such payments shall commence and continue at the times provided in Sections 6.1, 6.2 or 6.3, as if the Participant had actually retired on the Participant's Retirement Date.

     6.5: Payments upon Death. If a Participant already receiving payments under Sections 6.1, 6.2 or 6.4 dies at any time before having received 15 annual (Normal or Alternate) Payments, the remaining payments shall be made, as they become due, to the Participant's Beneficiary. If death occurs before annual payments to the Participant commence, the Participant's Beneficiary shall receive 15 annual Normal Payments (any election to receive Alternate Payments shall be disregarded), commencing within 120 days following the Participant's death. Annual payments after the initial payment shall be made on April 1, commencing on the April 1 next following the date the initial payment was made.

     6.6: Committee's Right To Commute Annual Payments. The Committee, in its discretion, may decide to make lump sum payments to all Participants in lieu of the annual (Normal or Alternate) payments provided for in Sections 6.1, 6.2, 6.4 or
6.5. A Participant or Beneficiary who is already receiving Normal or Alternate Payments shall receive a lump sum payment equal to the amount remaining to be paid to the Participant or Beneficiary under the Program, using as a discount factor the rate of return applicable to the Participant's age on December 31, 1983, provided in the table in Section 6.1. Such lump sum payments shall be computed as of a date to be determined by the Committee in its discretion, and shall be paid within 120 days thereafter. A Participant who has not already become entitled to payment as provided by Section 6.9.D, or who has become entitled to payment but has not received the initial payment, shall receive a lump sum payment, discounted as in the case of Participants who are already receiving annual payments, within 120 days after the date the Participant would have received the initial payment.

     6.7: Payment upon Termination of Employment. A Participant whose employment by the Corporation terminates, for any reason other than (a) retirement on or after the Participant's Retirement Date, (b) death, (c) Disability, or (d) a reason approved by the Committee, shall receive, within 120 days following the effective date of termination of employment, a lump sum payment, in lieu of any other payment under the Program, equal to the amount of bonus award deferred, plus interest thereon from April 1, 1984 to the date of payment at the rate of six per cent per year, compounded annually.

     6.8: Payment upon Showing of Hardship. A Participant who, prior to commencing to receive Normal or Alternate Payments, demonstrates, to the Committee's satisfaction in its sole discretion, severe, substantial and unanticipated financial hardship, shall receive a lump sum payment, in lieu of any other payment under the Program, equal to the amount of bonus award deferred, plus interest thereon from April 1, 1984 to the date of payment at the rate of six per cent per year, compounded annually, payable at such time as the Committee shall determine.

     6.9:  Payments upon Program Termination.

          A: Program Termination on or before November 30, 1984. The Corporation may terminate the Program at any time for any reason on or before November 30, 1984. In such event, each Participant or Beneficiary who, in accordance with Sections 6.4, 6.5, 6.7 or 6.8, has, on or before the effective date of Program termination, already become entitled to payment under those Sections, shall receive the payments provided for in those Sections, unless the Committee, in its discretion, upon Program termination or at any time thereafter, decides to make lump sum payments in lieu of annual payments to Participants or Beneficiaries already entitled to annual payments under Sections
6.4 or 6.5, using as discount factors the rates of return, applicable to Participants' ages on December 31, 1983, provided in the table in Section 6.1. Such lump sum payments shall be computed as of a date to be determined by the Committee in its discretion, and shall be paid within 120 days thereafter. Each other Participant or Beneficiary shall receive, within 120 days following the effective date of Program termination, in lieu of any other payment under the Program, a lump sum payment equal to the amount of bonus award deferred, plus interest thereon from April 1, 1984 to the date of payment at the rate of six per cent per year, compounded annually.

          B: Program Termination after November 30, 1984. The Corporation may terminate the Program at any time after November 30, 1984 if the Committee, in its sole discretion, determines that changes in Federal or state law, changes in general economic conditions or changes in the financial condition of the Corporation render continuation of the Program undesirable. In such event, each Participant or Beneficiary who has, on or before the effective date of Program termination, already become entitled to payment under the Program, shall receive the payments to which such person was entitled under the Program, unless the Committee, in its discretion, upon Program termination or at any time thereafter, decides to make lump sum payments in lieu of annual payments, using as discount factors the rates of return, applicable to Participants' ages on December 31, 1983, provided in the table in Section 6.1. Such lump sum payments shall be computed as of a date to be determined by the Committee in its discretion, and shall be paid within 120 days thereafter. Each other Participant or Beneficiary shall receive, within 120 days following the effective date of Program termination, in lieu of any other payment under the Program, a lump sum payment to be determined by the Committee at least equal to the sum of (i) the amount of bonus deferred and (ii) interest thereon from April 1, 1984 to the date of payment at the rate of six per cent per year, compounded annually.

          C: Effective Date. The effective date of any Program termination shall be determined by the Committee.

          D:  Meaning of "already become entitled to payment."
The phrase "already become entitled to payment" used in Section
6.6 and this Section 6.9 means that

          (i)     A Participant has retired
on or after the Participant's Retirement
Date, but the annual payments provided for by Sections 6.1 or 6.2 have not all been made,

         (ii)     A Participant has been
determined by the Committee to have suffered a Disability, but the payments provided for by Section 6.4 have not all been made,

        (iii)     A Participant has died, but
the payments provided for by Section 6.5 have not all been made,

         (iv)     A Participant's employment
with the Corporation has terminated, but the payment provided for by Section 6.7 has not been made, or

          (v)     A Participant has
demonstrated hardship to the Committee's satisfaction, but the payment provided for by
Section 6.8 has not been made.

     6.10: Reduction of Payments. All payments under the Program shall be reduced by amounts the Corporation is required to withhold under applicable law.


Section 7:  Beneficiary

     A Participant may at any time and from time to time prior to death designate one or more Beneficiaries to receive payments to be made following the Participant's death. If no such designation is on file with the Corporation at the time of a Participant's death, the Participant's Beneficiary shall be the beneficiary or beneficiaries named in the beneficiary designation most recently filed by the Participant with the Corporation under The Savings Plan for Employees of Union Carbide Corporation and Participating Subsidiary Companies. If the Participant has not effectively designated a beneficiary under such Savings Plan, or if no beneficiary so designated has survived the Participant, the Participant's Beneficiary shall be the beneficiary or beneficiaries named in the beneficiary designation most recently filed by the Participant with the Corporation under the 401(k) Opportunity Plan for Salaried Employees of Union Carbide Corporation. If the Participant has not effectively designated a beneficiary under either such Plan, or no beneficiary so designated has survived the Participant, the Participant's Beneficiary shall be the Participant's surviving spouse, or, if no spouse has survived the Participant, the estate of the deceased Participant. If an individual Beneficiary cannot be located for a period of one year following the Participant's death, despite mailing to the Beneficiary's last known address, and if the Beneficiary has not made a written claim for benefits within such period to the Committee, the Beneficiary shall be treated as having predeceased the Participant. The Committee may require such proof of death and such evidence of the right of any person to receive all or part of the benefit of a deceased Participant as the Committee may consider to be appropriate. The Committee may rely upon any direction by the legal representatives of the estate of a deceased Participant, without liability to any other person.


Section 8:  General Provisions

     8.1:  Prohibition of Assignment or Transfer.     Any
assignment, hypothecation, pledge or transfer of a Participant's or Beneficiary's right to receive payments under the Program, without the written consent of the Committee, shall be null and void and shall be disregarded.

     8.2: Program Not To Be Funded. The Corporation is not required to, and will not, for the purpose of funding the Program, segregate any monies from its general funds, create any trusts, or make any special deposits.

     8.3: Effect of Participation. Neither selection as an Eligible Employee, nor participation in the Program, shall entitle an Eligible Employee to receive a 1983 bonus award, or affect the Corporation's right to discharge an Eligible Employee or a Participant.

     8.4: Communications To Be in Writing. All elections, requests and communications to the Corporation from Participants, and all communications to Participants from the Corporation, shall be in writing, and in such form and manner, and within such time, as the Corporation shall determine.

     8.5: Absence of Liability. No officer, director or employee of the Corporation shall be personally liable for any act or omission to act, under the Program, of any other person, or, except in circumstances involving bad faith, for such officer's, director's or employee's own act or omission to act.

     8.6: New York Law To Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Program shall be determined in accordance with New York law.

     8.7: Amendment. The Corporation may at any time amend the Program, as set forth herein, but no amendment may be adopted which alters the payments due Participants, or the times at which payments are due, without the consent of each Participant affected by the amendment and of each Beneficiary (of a then deceased Participant) affected by the amendment.